UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        May 24, 2006

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Agreement with Kari L. Van Gundy

On May 24, 2006, Zenith National Insurance Corp. (the “Company”) entered into an employment agreement with Kari L. Van Gundy (the “Employment Agreement”), pursuant to which Ms. Van Gundy will serve as Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company.  Ms. Van Gundy’s Employment Agreement commences July 5, 2006 and provides for:  an agreement term that terminates on October 31, 2009, an initial annual compensation of $400,000 with annual increases as the Compensation Committee of the Company’s Board of Directors may establish from time to time, eligibility for bonuses, certain additional benefits, including a $1,300 per month automobile allowance and certain relocation assistance, and entitlement to severance payments and other benefits upon the early termination of employment due to either a termination by the Company for other than cause or disability (both, as defined in the Employment Agreement) or a termination by Ms. Van Gundy due to constructive termination (as defined in the Employment Agreement).  Upon termination of employment upon death or disability, Ms. Van Gundy (or her estate, as applicable) shall be entitled to her full base salary through the date of termination and a pro rata portion of any bonus that would otherwise have been payable with respect to the year in which her employment is terminated.  Upon termination of employment for cause, the Company shall pay Ms. Van Gundy’s salary through the date of her termination.  The severance payment for an early termination by the Company for other than cause or disability or termination by Ms. Van Gundy due to constructive termination is equal to the compensation payable for the greater of six months or the remaining term of the Employment Agreement at the rate in effect at termination plus any bonus attributable to such period, with all payments to be made at normal payroll frequency.  However, if Ms. Van Gundy terminates her employment following a change in control (as defined in the Employment Agreement) by delivering a notice of termination to the Company within 180 days following such change in control, the payment period would then be the greater of two years or the remaining term of the Employment Agreement, with the severance payment paid in a lump sum and all stock options and similar grants accelerated and becoming immediately exercisable or vested.  Ms. Van Gundy and her eligible family members would also be entitled to continue medical coverage under the Company’s medical plans, life insurance coverage and payment of taxes in connection therewith.  Entitlement to payments upon termination of employment by the Company for other than cause or disability or termination by Ms. Van Gundy due to constructive termination are conditional upon receipt by the Company of an appropriate written release by Ms. Van Gundy.  The Employment Agreement also contains certain confidentiality and non-competition provisions.

Ms. Van Gundy’s Employment Agreement also provides for a tax gross-up payment should any of her severance payments be treated as parachute payments within the meaning of section 280G of the Internal Revenue Code of 1986, as amended.  In addition, the Employment Agreement provides that the Company shall recommend to the Compensation Committee that Ms. Van Gundy be awarded 10,000 shares of restricted common stock of the Company.

A copy of  Ms. Van Gundy’s employment agreement is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

Amendment of the Zenith National Insurance Corp. 2004 Restricted Stock Plan

On February 7, 2006, upon the recommendation of the Compensation Committee, the Board of Directors of the Company adopted an amendment to the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the “Plan”), subject to stockholder approval, to increase the number of shares of the Company’s common stock, $1 par value per share (the “Common Stock”), available for awards under the Plan by 250,000 shares and recommended that stockholders approve the amendment.

At the Annual Meeting of Stockholders held on May 24, 2006, stockholders of the Company approved an amendment to the Plan that increases the number of shares of Common Stock available for awards under the Plan from 375,000 shares to 625,000 shares, an increase of 250,000 shares.

In addition, on May 24, 2006, the Board of Directors adopted an amendment to Section 5(f)(i) of the Plan, so that the Administrator of the Plan may not waive the restricted periods except in the case of death, disability, retirement or change in control (provided that up to 10% of the shares available under the Plan are exempt from this waiver limitation) and adopted an amendment to Section 7 of the Plan, by adding that stockholders’ approval shall be required if the Plan is modified to materially increase the benefits to participants of the Plan.

A copy of the Plan (as amended and restated May 24, 2006) is filed as Exhibit 10.2 to this current report and is incorporated herein by reference.

Company-owned Aircraft Usage Policy

On May 24, 2006, the Board of Directors of the Company revised the Company’s policy on use of the Company-owned aircraft, effective commencing with the 2006 calendar year, to provide that whenever executive officers of the Company use the aircraft for personal (non-business) use, the Company will impute income for any such personal use based on the Standard Industry Fare Level (“SIFL”) rates and, in the case of Stanley R. Zax, the Chairman and President of the Company, he may only use the Company-owned Aircraft for personal use for up to 125 hours of flight time per calendar year. SIFL rates are established twice a year by the U.S. Department of Transportation.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

(b)  On May 24, 2006, William J. Owen, Senior Vice President, Chief Financial Officer and Treasurer of the Company, notified the Company’s Board of Directors that he will retire following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.

(c)  On May 24, 2006, Ms. Van Gundy was appointed Senior Vice President of Finance, commencing July 5, 2006. Following Mr. Owen’s retirement, which is expected to be August 1, 2006, Ms. Van Gundy will assume the roles of Chief Financial Officer and Treasurer.

Prior to joining the Company, Ms. Van Gundy, 48, served as Vice President and Treasurer of GenCorp Inc., a technology-based aerospace and defense manufacturer, from October 2002 through May 2006. From June 2000 through September 2002, Ms. Van Gundy worked for the Company as Senior Vice President, eCommerce. From May 1988 through October 1999, Ms. Van Gundy worked at CalFarm Insurance Company (“CalFarm”), a former subsidiary of the Company, and was Senior Vice President, Finance and Treasurer at the time CalFarm was sold by the Company in 1999. From 1984 to 1988, Ms. Van Gundy was employed by Coopers & Lybrand (now known as PricewaterhouseCoopers LLP) as Staff Accountant, Senior Accountant and Manager.

The information set forth under Item 1.01 of this current report relating to Ms. Van Gundy’s employment agreement is incorporated herein by reference.

The Company’s press release, dated May 24, 2006, relating to the appointment of a new Chief Financial Officer, is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 8.01. Other Events.

Press Release relating to declaration of dividend

On May 24, 2006, the Company issued a press release announcing the declaration of a dividend in the amount of $0.28 per share.

The Company’s press release, dated May 24, 2006, relating to its declaration of a dividend, is filed as Exhibit 99.2 to this current report and is incorporated herein by reference.

Press Release relating to a reduction in California workers’ compensation rates

On May 25, 2006, the Company issued a press release announcing a reduction in its California workers’ compensation rates effective July 1, 2006.

The Company's press release, dated May 25, 2006, relating to a reduction in its California workers’ compensation rates is filed as Exhibit 99.3 to this current report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated May 24, 2006, between Zenith National Insurance Corp. and Kari L. Van Gundy

10.2	Zenith National Insurance Corp. 2004 Restricted Stock Plan (as amended and restated May 24, 2006)

99.1	Press Release of Zenith National Insurance Corp. dated May 24, 2006, relating to appointment of a new Chief Financial Officer

99.2	Press Release of Zenith National Insurance Corp. dated May 24, 2006, relating to its declaration of a dividend

99.3	Press Release of Zenith National Insurance Corp. dated May 25, 2006, relating to a decrease in its California workers’ compensation rates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	May 25, 2006	By:	/s/ Michael E. Jansen
			Name:	Michael E. Jansen

			Title:	Executive Vice President
and General Counsel